Exhibit 10.31

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is made and entered into as of June 1, 2009, by and between BancTec, Inc., a Delaware corporation (the “Company”) and the undersigned executive officer of the Company (the “Executive” or “you”).

RECITALS:

WHEREAS, the parties hereto entered into that certain (i) Employment Agreement, dated May 27, 2007 (the “Original Employment Agreement”), and (ii) First Amendment to Employment Agreement, dated August 1, 2008 (together with the Original Employment Agreement, the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement in accordance with Section XII thereof, as provided in this Amendment.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The parties acknowledge and agree that the following is added as new Section III, Subsection G of the Employment Agreement:

G.            Immediate Vesting of Equity Incentive Awards Prior to Change of Control.  Notwithstanding anything to the contrary contained in the Equity Plan (as defined below) or other similar equity plan, if a Change of Control (as defined below) occurs, all equity awards granted to the Executive during the Employment Term shall vest and (for option grants) become immediately exercisable immediately prior to the occurrence of the Change of Control, and (for option grants) shall be exercisable until the earlier to occur of (i) the end of the award term as set forth in the applicable award agreement(s) or (ii) ninety (90) days after the termination date of the Executive’s employment, after which all such awards shall expire and be of no further force or effect.  The vesting and exercisability provided for in the previous sentence shall be subject to all provisions relating to post-employment exercises set forth in the applicable equity plan and award agreement(s).

2.             The parties acknowledge and agree that the last paragraph of Section IV, Subsection C of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

For purposes of this Agreement, “Change of Control” shall have the same meaning as set forth in the BancTec, Inc. 2007 Equity Incentive Plan (the “Equity Plan”).  For the avoidance of doubt, if the Executive receives severance benefits as set forth in this

Section IV.C., such benefits shall be in lieu of any severance benefits set forth in Section IV.B. herein.

3.             The parties acknowledge and agree that the following new paragraph is added to the end of Section III, Subsection B of the Employment Agreement

Notwithstanding the foregoing, the parties agree that with respect to Executive’s bonus under the Company’s 2009 Executive Incentive Plan (the “2009 EIP”) (which Plan replaced the Profit Share Plan referenced above), if the Company has not yet paid bonuses to substantially all 2009 EIP participants under the 2009 EIP by March 31, 2009, the Company shall pay to Executive the Company’s best estimate of the bonus due to Executive under the 2009 EIP (the “2009 EIP Estimated Amount”) on or before March 31, 2009.  As soon as practicable after the date that bonuses are paid to substantially all EIP participants, the Company shall determine the definitive amount of bonus that was actually due to Executive under the 2009 EIP.  If the 2009 EIP Estimated Amount exceeds the actual amount due, then the Company shall cause BancTec Limited to withhold the amount of overpayment from the Executive’s base salary payments until such overpayment is repaid.  If the 2009 EIP Estimated Amount is less than the actual amount due, the Company shall cause BancTec Limited to pay to Executive the difference as soon as reasonably practicable.

4.             The parties hereby acknowledge and agree that except as expressly provided above, the balance of the Employment Agreement remains unchanged and is hereby ratified and confirmed in all respects.

5.             All capitalized terms used herein which are not otherwise herein defined shall have the meanings ascribed to them in the Employment Agreement.

6.             This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, as applied to contracts made and performed within the State of Texas.

7.             The parties hereto may sign any number of copies or counterparts of this Amendment.  Each signed copy or counterpart shall be an original, but each of them together shall represent the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written, to be effective and binding as of such date.

EXECUTIVE	BANCTEC, INC.

By:
Michael Peplow	J. Coley Clark
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO EMPLOYMENT AGREEMENT]